Exhibit 99.1

PRESS RELEASE
_________________________________________________________________________________

joanne freiberger, CPA, CTP, IRC
VP, TREASURER
jfreiberger@masonite.com
813.739.1808

farand pawlak, CPA
DIRECTOR, INVESTOR RELATIONS
fpawlak@masonite.com
813.371.5839

Masonite Announces Executive Leadership Transition Plan

Fred Lynch Plans to Retire; Will Continue Serving as President and CEO Until Successor is
Identified

Tampa, December 17, 2018 - Masonite International Corporation, (NYSE: DOOR), today announced that Fred Lynch plans to retire as President and Chief Executive Officer of the Company by the end of the second quarter of 2019. Mr. Lynch also plans to leave the Company’s Board of Directors in connection with his retirement.

As part of Masonite’s succession planning, Masonite’s Board of Directors has initiated a process to identify a successor to Mr. Lynch, which will consider both internal and external candidates. Spencer Stuart has been engaged to assist with the process. In order to ensure an orderly transition, Mr. Lynch is expected to remain in his current positions until the appointment of his successor.

Mr. Lynch joined Masonite as President in July 2006 and was named CEO in May 2007. During his tenure as CEO, Mr. Lynch guided the Company through the housing downturn precipitated by the financial crisis and the subsequent recovery of the housing market and the Company’s listing on the New York Stock Exchange.

“After 12 years as President/CEO of Masonite, given the strong position of the Company and the talented management team we have in place, I believe that now is the right time to initiate this transition of leadership responsibilities," said Mr. Lynch. “It has been an honor and a privilege to lead Masonite and its global team of approximately 10,000 talented employees. Over the last several years, we have focused on resetting our business portfolio, optimizing our manufacturing footprint, revitalizing our products and services, refreshing our brand, and implementing digital initiatives in order to position the Company for growth and value creation through the current market cycle and beyond. I am confident that Masonite has the right plan and the right team in place to achieve its objectives. I am committed and look forward to continuing to lead Masonite until a successor is chosen.”

“Under Fred’s leadership, the Company has made tremendous progress executing its strategic plan,” said Robert Byrne, Chairman of the Board of Directors. “Fred has effectively led the Company across market cycles and the Board thanks him for his many years of service and his dedication to our Company, employees,customers and shareholders.”

masonite.com

Mr. Byrne continued, “The Board and Fred have regularly discussed succession planning and we are confident that the orderly process we are now undertaking will ensure a smooth transition for Masonite and all of our stakeholders. Fred plans to stay with Masonite until sometime during the second quarter of 2019 and is committed to working closely with the Board to identify his successor and seamlessly transition his responsibilities.”

About Masonite

Masonite International Corporation is a leading global designer and manufacturer of interior and exterior doors for the residential new construction; the residential repair, renovation and remodeling; and the non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. Additional information about Masonite can be found at www.masonite.com.

Forward-looking Statements

This press release contains forward-looking information and other forward-looking statements within the meaning of applicable Canadian and/or U.S. securities laws, including our discussion of Mr. Lynch’s retirement plans and our search for his successor. When used in this press release, such forward-looking statements may be identified by the use of such words as “plans”, “intends”, “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “believes,” “outlook,” “predict,” “forecast,” “objective,” “remain,” “anticipate,” “estimate,” “potential,” “continue,” “plan,” “project,” “targeting,” or the negative of these terms or other similar terminology. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the actual events to be materially different from any future plans, objectives or achievements expressed or implied by such forward-looking statements. As a result, such forward-looking statements should not be read as guarantees of future events, and should not be unduly relied upon. Factors that could cause actual events to differ materially from the results discussed in the forward-looking statements include, but are not limited to, our ability to successfully find and hire a successor to Mr. Lynch.

2